Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: New Cardio, Inc.

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment 2 , of our report dated April 3, 2008 relating to the financial statements of New Cardio, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RBSM LLP

New York, New York
May 20, 2008